EXHIBIT 99

CardioDynamics Co-Sponsors Inaugural International Acute Heart Failure
Meeting

    SAN DIEGO--(BUSINESS WIRE)--April 22, 2004--

     Company Participation in Seven Upcoming National Conferences
            Offers ICG Education to over 30,000 Clinicians

    CardioDynamics (Nasdaq:CDIC), the innovator and leader of Impedance Cardiography (ICG) technology, today announced its co-sponsorship of the First International Acute Heart Failure Syndromes Meeting taking place in Cannes, France on May 1-2, 2004. Other co-sponsors of the meeting include Abbott Laboratories, Amgen, GlaxoSmithKline, Medtronic Inc., and Pfizer Inc. The meeting will bring together academic, industry and government leaders to comprehensively examine the growing clinical problem of hospitalizations of heart failure patients. In addition to reviewing new pharmacological, pacing, and surgical therapies, attendees will discuss methodologies for diagnostic evaluation of patients admitted with heart failure, including noninvasive hemodynamics, biomarkers, nuclear imaging, and magnetic resonance imaging.
    "Heart disease has no geographic, gender, or socioeconomic boundaries -- nearly 17 million people around the world die of cardiovascular disease each year," stated Michael K. Perry, chief executive officer of CardioDynamics. "This conference will broaden international understanding of ICG applications in the diagnosis and treatment of heart failure patients. Our ICG technology is currently available in 49 countries and is assisting clinicians in fundamentally changing the way cardiovascular medicine is practiced. We have largely focused our efforts in the domestic market with international sales representing approximately five percent of total revenue. As part of our continued growth initiatives, we will look to further increase our presence abroad."
    The company also announced it will be exhibiting its ICG BioZ systems at seven U.S. medical meetings during April and May 2004, including the American College of Physicians -- American Society of Internal Medicine in New Orleans, April 21-24; the International Society for Heart and Lung Transplant meeting in San Francisco, April 21-24; the National Teaching Institute -- American Association of Critical Care Nurses in Orlando, May 18-20; the American Society of Hypertension meeting in New York, May 19-21; and the North American Society for Pacing & Electrophysiology in San Francisco, May 20-22.
    Perry added, "Our participation in key domestic and international medical meetings is fundamental to fulfilling our mission and making ICG's clinical value widely known. Medical conferences allow physicians to become educated on the latest in technology and treatment programs available. Our exhibits and clinical presentations on ICG technology consistently demonstrate the significant role our ICG technology plays in cardiac medicine."

    About CardioDynamics

    CardioDynamics (Nasdaq:CDIC), the ICG Company, is the innovator and leader of breakthrough medical technology called Impedance Cardiography (ICG). The company's BioZ Systems are being used by leading physicians around the world to help battle the number one killer of men and women -- cardiovascular disease. Partners include GE Healthcare and Philips Medical Systems. The worldwide market potential for BioZ products is estimated to be $5 billion and an additional $800 million in recurring annual revenue for sensors. For additional information or to request an investor package, refer to the company's Web site at www.cdic.com.

    Forward-Looking (Safe Harbor) Statement

    Except for the historical and factual information contained herein, this press release contains forward-looking statements, such as market size, potential, growth, penetration rates, and international presence the accuracy of which is necessarily subject to uncertainties and risks including the company's sole dependence on the BioZ product line, and various uncertainties characteristic of early growth companies, as well as other risks detailed in the company's filings with the SEC, including its 2003 Form 10-K. The company does not undertake to update the disclosures contained in this press release.

    CONTACT: CardioDynamics
             Investor Relations:
             Bonnie Ortega, 800-778-4825, ext. 1005
             bonnie@cdic.com
                or
             Media Relations:
             Irene Paigah, 800-778-4825, ext. 1012
             ip@cdic.com